EX-99.J
                                                         Exhibit 23(j)


Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 107 to the Registration Statement (Form N-1A) (No. 2-10765) of Delaware Group Equity Funds I, Inc. of our reports dated December 4, 1998, included in the 1998 Annual Reports to shareholders.


/s/ Ernst & Young LLP
---------------------------------------
Ernst & Young LLP

Philadelphia, Pennsylvania
January 12, 1999



Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Group Equity Funds I, Inc. - Delaware Balanced Fund

We have audited the accompanying statement of net assets of Delaware Group Equity Funds I, Inc. - Delaware Balanced Fund (the "Fund") as of October 31, 1998, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management.
Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of October 31, 1998, by correspondence with the Fund's custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Group Equity Funds I, Inc. - Delaware Fund at October 31, 1998, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and its financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.


Philadelphia, Pennsylvania
December 4, 1998



Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Group Equity Funds I, Inc. - Devon Fund

We have audited the accompanying statement of net assets of Delaware Group Equity Funds I, Inc. - Devon Fund (the "Fund") as of October 31, 1998, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of October 31, 1998, by correspondence with the Fund's custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Group Equity Funds I, Inc. - Devon Fund at October 31, 1998, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and its financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.


Philadelphia, Pennsylvania
December 4, 1998